Exhibit 10.4
WEREWOLF THERAPEUTICS, INC.
200 Talcott Ave
WATERTOWN, MA 02472

February 16, 2026
Steven Bloom
RE: Retention Agreement
Dear Steve:
This letter sets forth the terms of the retention agreement (this “Agreement”) that Werewolf Therapeutics, Inc. (the “Company”) is offering to you with respect to your agreement to continue to provide services to the Company. Except as provided in Section V below, this Agreement does not modify the terms of your employment, or any agreement relating to confidentiality, trade secrets, and non-competition/non-solicitation, each of which shall continue in full force and effect.
I.Effective Date of this Agreement.
This Agreement will be effective, and you hereby consent to the terms and conditions herein, on the date you execute the Agreement (the “Effective Date”); provided that you must return an executed copy of this Agreement, and the General Release (as defined below), to the Company on or before February 19, 2026.
II.Retention Period.
You agree and acknowledge that that at all times your employment relationship with the Company will remain at-will, meaning you may terminate your employment at any time and for any reason whatsoever simply by notifying the Company; and the Company may terminate your employment at any time with or without prior notice or Cause (as defined below). For purposes of this Agreement, “Cause” means any of: (a) your conviction of, or plea of guilty or nolo contendere to, any crime involving dishonesty or moral turpitude or any felony; or (b) a good faith finding by the Company’s Board of Directors that you have (i) engaged in dishonesty, willful misconduct or gross negligence that has a material adverse effect on the Company, (ii) committed an act that materially injures or would reasonably be expected to materially injure the reputation, business or business relationships of the Company, (iii) materially breached the terms of any restrictive covenants or confidentiality agreement with the Company (and not cured same within any cure period applicable to such covenants or confidentiality agreement); or (iv) failed or refused to comply in any material respect with the Company’s material policies or procedures and in a manner that materially injures or would reasonably be expected to materially injure the reputation, business or business relationships of the Company, provided that in the case of (iv) that you were given written notice of such violation or failure by the Board of Directors and a period of 30 days to cure (provided that the Board of Directors reasonably determines that such violation or failure is curable).
Between the Effective Date and May 15, 2026 (the “Retention Date” and such period, the “Retention Period”), (a) you agree that you will work with the Company on a full time basis to support the Company’s business as directed by the Company’s Board of Directors, (b) the Company will continue to pay you your regular base salary, and (c) you will continue to be eligible to participate in the employee benefit plans in which you are currently enrolled (pursuant to the terms and conditions of those benefit plans).
III.Eligibility for Retention Bonus and Additional Bonus Payment.
If you sign, date, and return to the Company (without alteration), the General Release of Claims attached hereto as Exhibit A (the “General Release”) on or before February 19, 2026, you will be eligible for the following benefits.
(a)Retention Bonus. You will be eligible for a retention bonus in the amount of $150,000 (the “Retention Bonus”), less standard payroll deductions and tax withholdings, to be paid to you within fifteen (15) days of the Effective Date. The Retention Bonus is an advance and is being paid to you prior to being earned. You will earn the Retention Bonus on the Retention Date, contingent on your continued employment in good standing with the Company through and including the Retention Date. If, at any time prior to the Retention Date, you provide notice of your employment resignation, or actually resign your employment for any reason, or the Company terminates your employment for Cause, you must repay one-hundred percent (100%) of the Retention Bonus to the Company within thirty (30) days following your employment termination date. For the avoidance of doubt, if at any time prior to the Retention Date, your employment is terminated by the Company without Cause, or your employment is terminated due to your death or disability, then you will not be required to repay the Retention Bonus any portion thereof.
(b)Additional Bonus Payment. You will also be eligible to receive an additional bonus payment in the total amount of $150,000 (the “Additional Bonus Payment”). Contingent on your continued employment in good standing with the Company through each applicable payment date, the Additional Bonus Payment will be paid in equal installments, less standard payroll deductions and tax withholdings, on the Company’s regular payroll schedule during the Retention Period. If, prior to the end of the Retention Period, the Company terminates your employment without Cause, and you satisfy the Release Requirement (as defined in Section IV below), you will be entitled to a lump sum payment equal to an amount equal to the Additional Bonus Payment minus any portion of the Additional Bonus Payment paid prior to such termination of employment. For the avoidance of doubt, if you provide notice of your employment resignation, or actually resign your employment for any reason, or the Company terminates your employment for Cause, before the Retention Date, you will no longer be eligible for any unpaid portion of the Additional Bonus Payment.
IV.Equity Treatment.
In addition to your eligibility for the benefits described in Section III above, and contingent on your continued employment in good standing with the Company through the Retention Date (or such earlier date on which your employment is terminated by the Company without Cause), if you return to the Company a signed and dated general release of all known and unknown claims in a separation agreement acceptable to the Company (the “Release”) within the applicable deadline set forth therein, but in no event later than forty-five (45) calendar days following the

Retention Date, and you permit the Release to become effective and irrevocable in accordance with its terms (the “Release Requirement”), your outstanding stock option awards from the Company (the “Option Awards”) shall be amended such that the right to exercise the vested Option Awards shall terminate on the Final Exercise Date (as defined in the applicable option grant documents). Except as set forth in the prior sentence, your vested Option Awards will continue to be governed in all respects by the terms and conditions of the applicable Company stock incentive plan and your option award grant documents.
V.Waiver of Eligibility for Severance Benefits.
(a)You expressly consent to the revised employment compensation, terms and benefits provided to you in this Agreement. Additionally, you agree and acknowledge, in consideration of the employment compensation, terms, and benefits provided to you by this Agreement and as part of your continuing employment, that, upon the termination of your Company employment, you will not be eligible for, and will not receive, any severance pursuant to the Company’s Severance Benefits Plan (the “Plan”) or otherwise. You further expressly waive any claim or right you may have to receive such severance benefits pursuant to the Plan or otherwise; provided that, and notwithstanding the foregoing, (A) at the end of the Retention Period, or upon the earlier termination of your employment by the Company other than as a Qualifying Termination and other than by the Company for Cause, you will remain eligible for a payment equal to Company contributions to the cost of COBRA coverage on behalf of you and any applicable dependents for nine months (such costs shall be determined on the same basis as the Company’s contribution to Company-provided health and dental insurance coverage in effect for an active employee with the same coverage elections; provided that if the Company’s provision of such payment would violate the nondiscrimination requirements of applicable law, this benefit will not apply), in each case less standard payroll deductions and tax withholdings and (B) if you incur a Qualifying Termination (as defined below) during the Change of Control Period (as defined below), in addition to the other amounts provided herein, you will remain eligible for (i) a payment equal to three months of your base salary, (ii) a bonus amount equal to your 2026 target annual bonus, and (iii) a payment equal to Company contributions to the cost of COBRA coverage on behalf of you and any applicable dependents for three months (such costs shall be determined on the same basis as the Company’s contribution to Company-provided health and dental insurance coverage in effect for an active employee with the same coverage elections; provided that if the Company’s provision of such payment would violate the nondiscrimination requirements of applicable law, this benefit will not apply), in each case less standard payroll deductions and tax withholdings. In addition, upon a Change of Control (as defined below) the vesting of your then-unvested equity awards that vest based solely on the passage of time shall be accelerated, such that all then-unvested equity awards that vest based solely on the passage of time vest and become fully exercisable or non-forfeitable as of the later of immediately prior to the closing of the Change in Control and the termination date.
For purpose of this Agreement, (i) a “Qualifying Termination” means a termination that would constitute a Change of Control Termination (as defined in the Plan), provided that the underlying “Change of Control (as defined in the Plan) results in, or the Company is otherwise able to, satisfy all of its liabilities (as determined by the Company’s Board of Directors) and (ii) “Change of Control Period” means the period commencing three months prior to the Change of Control and ending twelve (12) months after the Change of Control.
V.Miscellaneous.
This Agreement is the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to subject matter herein, and it supersedes and replaces any other agreements (whether written or unwritten) you may have with the Company concerning these matters. This Agreement is governed by the laws of the Commonwealth of Massachusetts, without any reference to conflicts of law principles, and it may not be modified or amended except in a written agreement signed by you and a duly authorized member of the Company’s Board of Directors.
This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.
[Signature Page to Follow]

To accept and agree to the terms of this Agreement and become eligible to receive the benefits described herein, please execute and return this Agreement and the General Release on or before February 19, 2026.
Sincerely,

/s/ Daniel Hicklin
Daniel Hicklin President and CEO

ACKNOWLEDGMENT AND ACCEPTANCE

Accepted and Agreed:

/s/ Steven Bloom	Date:	2/19/2026
Steven Bloom

Exhibit A – General Release

EXHIBIT A

GENERAL RELEASE OF CLAIMS
(TO BE SIGNED ON OR BEFORE FEBRUARY 19, 2026)
If I choose to timely sign and return this General Release of Claims (the “General Release”), Werewolf Therapeutics, Inc. (the “Company”) will provide me with the benefits set forth in Sections II, III and IV of the Retention Agreement between me and the Company dated February 16, 2026 (the “Agreement”). I understand that I am not entitled to such benefits unless I sign and return this General Release to the Company on or before February 19, 2026. Capitalized terms used in this General Release that are not defined herein shall have the meaning as defined in the Retention Agreement.
General Release. In exchange for the consideration provided to me under the Agreement to which I would not otherwise be entitled, including but not limited to the benefits set forth in Sections II, III and IV of the Agreement, I (for me and for any person who may make a claim by or through me (including without limitation, any current or former spouse(s), dependents, heirs, assignees, executors, attorneys, or agents)) hereby generally and completely release the Company and its current and former predecessors, successors, parents, direct and indirect subsidiaries, affiliates, investors, and related entities (collectively, the “Entities”) and each of the Entities’ respective current and former directors, officers, employees, shareholders, partners, members, agents, attorneys, insurers, assigns, and employee benefit plans of and from any and all claims, liabilities, and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to or on the date I sign this General Release (collectively, the “Released Claims”).
Scope of Release. The Released Claims include, but are not limited to: (i) all claims arising out of or in any way related to my employment with or services for any member of the Company, or the termination of that employment or those services; (ii) all claims or rights related to my compensation or benefits from the Company, including salary, bonuses, incentive compensation, commissions, paid time off, severance benefits pursuant to the Plan or otherwise, notice rights, transaction bonuses, fringe benefits, stock, stock options, restricted stock, units, or any other ownership interests in the Company; (iii) all claims for breach of contract (oral or written), wrongful termination, and breach of the implied covenant of good faith and fair dealing; (iv) all tort claims, including claims for fraud, inducement, misrepresentation, defamation, emotional distress, and discharge in violation of public policy; and (v) all constitutional, federal, state, and local statutory and common law claims, in each case, as amended, including, but not limited to, claims for discrimination, harassment, retaliation, interference, attorneys’ fees, and/or other claims arising under the federal Civil Rights Act of 1964, the federal Americans with Disabilities Act of 1990 and all similar state and local laws, the federal Family and Medical Leave Act and all similar state and local laws (the “FMLA”), the federal Equal Pay Act and all similar state and local laws, the federal Employee Retirement Income Security Act of 1974, the Federal Fair Credit Reporting Act and all similar state and local laws, the federal Worker Adjustment and Retraining Notification Act and all similar state and local laws, the Massachusetts Fair Employment Practices Act, the Massachusetts Equal Rights Act, the Massachusetts Wage Act, the Massachusetts Civil Rights Act, and any and all claims arising from or related to any other federal, state or local fair employment practices act, statute, code, regulation, and/or ordinance.

Excluded Claims. The Released Claims do not include (i) any rights to indemnification I may have pursuant to the terms and conditions of the Company’s governing corporate documents, pursuant to any written indemnification agreement with the Company to which I am a party (if any), under applicable law, or pursuant to the terms and conditions of any directors and officers’ liability insurance policy of the Company; and (ii) any rights that are not waivable as a matter of law, including without limitation, any rights I may have to seek unemployment or workers’ compensation benefits.
Protected Rights. I understand that nothing in this General Release prevents me from filing a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (collectively, the “Government Agencies”). This General Release does not limit my ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies, including providing documents or other information, without notice to the Company. While this General Release does not limit my right to receive an award for information provided to the Securities and Exchange Commission or to receive a monetary award from a government-administered whistleblower award program, I understand and agree that, to maximum extent permitted by law, I am otherwise waiving any and all rights I may have to individual relief based on any claims that I have released and any rights I have waived by signing this General Release. Nothing in this General Release prevents me from discussing or disclosing employee wages, benefits or terms and conditions of employment, or information about unfair or unlawful acts or employment practices in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful. Additionally, I further acknowledge that the Company has advised me that I will not be held civilly or criminally liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding; or (c) is made to an attorney or is used in a court proceeding in connection with a lawsuit alleging retaliation for reporting a suspected violation of law, provided that the trade secret is filed under seal and not disclosed except pursuant to court order.
Representations. I hereby represent that, as of the date I execute this General Release: I have been paid all compensation owed and for all time worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to FMLA or any applicable federal or state law or Company policy; and I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim. I further acknowledge and represent that: (i) I am not relying upon any statements, understandings, representations, expectations, or agreements other than those expressly set forth in the Agreement and General Release Agreement; (ii) I have made my own investigation of the facts and I am relying solely upon my own knowledge; (iii) I am knowingly waiving any claim that the Agreement or General Release were induced by any misrepresentation or nondisclosure; (iv) I have read and understand the terms and effect of the Agreement and General Release; and (v) I am knowingly and voluntarily agreeing to all of the terms set forth in the Agreement and General Release and to be bound by the Agreement and General Release.

Signature Page to General Release

I UNDERSTAND THAT THIS GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN THOSE UNKNOWN CLAIMS THAT, IF KNOWN BY ME, WOULD AFFECT MY DECISION TO ACCEPT THIS GENERAL RELEASE
Agreed and Acknowledged:

/s/ Steven Bloom
Steven Bloom

Date:	2/19/2026